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                                                                   EXHIBIT 10.37

BASE SALARIES FOR NAMED EXECUTIVE OFFICERS

On January 24, 2005, the Compensation and Benefits Committee (the "Compensation Committee") of the Board of Directors of American Express Company (the "Company") approved the annual base salaries (effective as of such date) of the Company's executive officers after a review of performance and competitive market data. The following table sets forth the annual base salary levels of the Company's Named Executive Officers (which officers were determined by reference to the Company's proxy statement, dated March 10, 2004) for 2005 and 2004:

       NAME AND POSITION         YEAR   BASE SALARY
------------------------------   ----   -----------
Kenneth I. Chenault
   Chairman and Chief            2005    $1,100,000
   Executive Officer             2004     1,000,000

James M. Cracchiolo
   Group President               2005       475,000
   Global Financial Services     2004       475,000

Gary L. Crittenden
   Executive Vice President      2005       575,000
   and Chief Financial Officer   2004       500,000

Edward P. Gilligan
   Group President
   Global Corporate Services     2005       575,000
   and International Payments    2004       460,000

Alfred F. Kelly, Jr.
   Group President
   U.S. Consumer and Small       2005       575,000
   Business Services             2004       475,000